UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 23, 2014

COCA-COLA BOTTLING CO. CONSOLIDATED

(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4100 Coca-Cola Plaza, Charlotte, North Carolina 28211

(Address of principal executive offices) (Zip Code)

(704) 557-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Johnson City and Morristown, Tennessee Territory Expansion Transaction. On May 7, 2014, Coca-Cola Bottling Co. Consolidated (the “Company”) and Coca-Cola Refreshments USA, Inc., a wholly owned subsidiary of The Coca-Cola Company (“CCR”), entered into an asset purchase agreement (the “Asset Purchase Agreement”) relating to the territory currently served by CCR through CCR’s facilities and equipment located in Johnson City and Morristown, Tennessee (the “Territory”). The business previously conducted by CCR in the Territory using the assets purchased by the Company is referred to hereinafter as the “Business.” The closing of the transaction contemplated by the Asset Purchase Agreement, which occurred on May 23, 2014, represents the first phase of the proposed franchise territory expansion described in the non-binding letter of intent entered into by the Company and The Coca-Cola Company that is described in the Current Report on Form 8-K the Company filed with the Securities and Exchange Commission on April 16, 2013 (the “LOI”).

At closing, the Company, on the one hand, and either CCR or The Coca-Cola Company, on the other hand, entered into a number of agreements, including (1) a comprehensive beverage agreement relating to the Territory (the “Comprehensive Beverage Agreement”), (2) a finished goods supply agreement relating to the Territory (the “Finished Goods Supply Agreement”) and (3) a letter agreement relating to the development by the Company of certain lines of business both inside and outside the Territory (the “Ancillary Business Letter”). The forms of these three agreements were included as Exhibit D, Exhibit F and Exhibit H, respectively, to the Asset Purchase Agreement filed as Exhibit 2.1 to the Current Report on Form 8-K the Company filed with the Securities and Exchange Commission on May 9, 2014. A summary description of each of these agreements in the form in which they were entered into as of May 23, 2014 is included below.

The Comprehensive Beverage Agreement. Pursuant to the Comprehensive Beverage Agreement, CCR has granted the Company certain exclusive rights to distribute, promote, market and sell the Covered Beverages and Related Products distinguished by the Trademarks (as such terms are defined in the form of the Comprehensive Beverage Agreement) in the Territory. Covered Beverages and Related Products are defined to include certain brands of The Coca-Cola Company but do not include certain rights relating to the distribution, promotion, marketing and sale of certain beverage brands not owned or licensed by The Coca-Cola Company (“cross-licensed brands”) that the Company purchased from CCR pursuant to the Asset Purchase Agreement. The Comprehensive Beverage Agreement has a term of ten years and is renewable by the Company indefinitely for successive additional terms of ten years each unless the Comprehensive Beverage Agreement is earlier terminated as provided therein. Under the Comprehensive Beverage Agreement, the Company will make a quarterly sub-bottling payment to CCR on a continuing basis for the grant of exclusive rights to distribute, promote, market and sell the Covered Beverages and Related Products in the Territory. The quarterly sub-bottling payment will be based on sales of certain beverages and beverage products that are sold under the same trademarks that identify a Covered Beverage, Related Product or certain cross-licensed brands.

Other than the Covered Beverages, Related Products and expressly permitted existing cross-licensed brands sold in the Territory, the Comprehensive Beverage Agreement provides that the Company will not be permitted to produce, manufacture, prepare, package, distribute, sell, deal in or otherwise use or handle any Beverages, Beverage Components (as such terms are defined in the form of the Comprehensive Beverage Agreement) or other beverage products in the Territory unless otherwise consented to by The Coca-Cola Company, subject to the terms of the Ancillary Business Letter described below.

The Finished Goods Supply Agreement. The grant of exclusive rights pursuant to the Comprehensive Beverage Agreement to distribute, promote, market and sell the Covered Beverages and Related Products distinguished by the Trademarks in the Territory does not include the right to produce the Covered Beverages or the Related Products. Instead, the Company and CCR have entered into a Finished Goods Supply Agreement pursuant to which the Company will purchase from CCR substantially all of the Company’s requirements in the Territory for Covered Beverages, Related Products and expressly permitted existing cross-licensed brands at a cost-based price, subject to adjustment in accordance with the incidence-based pricing agreement that the Company entered into with The Coca-Cola Company in December 2013, as applicable to the Territory.

The Ancillary Business Letter. The Company and The Coca-Cola Company also entered into the Ancillary Business Letter at closing granting the Company certain advance waivers to acquire or develop certain lines of business involving the preparation, distribution, sale, dealing in or otherwise using or handling of Beverages, Beverage Components or other beverage products that would otherwise be prohibited under the Comprehensive Beverage Agreement. In connection with receiving such waivers and in recognition of the substantial management time and resources of the Company needed to complete the acquisition and integration of the Business and any other territories described in the LOI that the Company may subsequently acquire, the Company has agreed that during the period beginning on May 23, 2014 and continuing until January 1, 2017 (the “Focus Period”) it will not acquire or develop any line of business inside or outside of the Territory without the consent of The Coca-Cola Company (which consent cannot be unreasonably withheld). This restriction is subject to certain limited exceptions described in the Ancillary Business Letter. This restriction also may terminate sooner if either party provides notice to the other (i) that it is terminating discussions regarding the additional territory expansion contemplated by the LOI or, (ii) if transactions for all of the additional territory expansion contemplated by the LOI have been consummated, that it does not intend to pursue any other transactions that would result in additional franchise territory expansion by the Company. In exchange, The Coca-Cola Company has agreed in the Ancillary Business Letter that, following the Focus Period, certain types of activities relating to the preparation, distribution, sale, dealing in or otherwise using or handling Beverages, Beverage Components and other beverage products that would otherwise be prohibited by the Comprehensive Beverage Agreement will be permitted without its consent. As a result, following the Focus Period, The Coca-Cola Company’s consent (which cannot be unreasonably withheld) will only be required for the acquisition or development by the Company in the Territory of (i) any grocery, quick service restaurant, or convenience and petroleum store business engaged in the sale of Beverages, Beverage Components and other beverage products not permitted by the Comprehensive Beverage Agreement (“Prohibited Beverages”), or (ii) any other line of business engaged in the preparation, distribution, sale, dealing in, using or handling of Prohibited Beverages in which all beverage activities in the aggregate constitute more than ten percent (10%) of the net sales of such business.

Descriptions of Agreements are Qualified by Full Text. The foregoing descriptions of these agreements are only summaries and are qualified in their entirety by reference to the full text of the forms of such agreements included as Exhibit D, Exhibit F and Exhibit H to the Asset Purchase Agreement filed as Exhibit 2.1 to the Current Report on Form 8-K the Company filed with the Securities and Exchange Commission on May 9, 2014. The Company will file these agreements in the forms in which they were executed at closing as exhibits to its next Quarterly Report on Form 10-Q.

Relationship between the Parties. The business of the Company consists primarily of the production, marketing and distribution of nonalcoholic beverage products of The Coca-Cola Company in the territories the Company currently serves. Accordingly, the Company engages routinely in various transactions with The Coca-Cola Company, CCR and their affiliates.

The Coca-Cola Company also owns approximately 35% of the outstanding common stock of the Company, which represents approximately 5.0% of the total voting power of the Company’s common stock and class B common stock voting together. The Coca-Cola Company also has a designee serving on the Company’s Board of Directors. For more information about the relationship between the Company and The Coca-Cola Company, see the description thereof included under “Related Person Transactions” in the Company’s Notice of Annual Meeting and Proxy Statement for the Company’s 2014 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on March 31, 2014.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA BOTTLING CO. CONSOLIDATED
(REGISTRANT)

Date: May 27, 2014	BY:	/s/ James E. Harris
James E. Harris
Senior Vice President, Shared Services and Chief Financial Officer